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                                                                    EXHIBIT 23.3


                      INDEPENDENT AUDITORS' CONSENT


The Board of Directors
White Knight Healthcare, Inc.:

We consent to the use of our report incorporated by reference in the proxy statement/prospectus of Microtek Medical, Inc. and Isolyser Company, Inc. and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus.



                                                   /s/ KPMG PEAT MARWICK LLP
                                                   ----------------------------
Greenville, South Carolina                         KPMG Peat Marwick LLP
July 26, 1996